Exhibit 10.1
STOCK PURCHASE AGREEMENT
as of June 18, 2009

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the date above first written by WorldVest Equity, Inc. located at 2049 Century Park East, Suite 4200, Los Angeles, CA 90067 (shall be referred to as “WVE” or “Seller”) on the one hand, and Catalyst Ventures Incorporated (shall be referred to as “Catalyst” or the “Purchaser”) on the other hand.

W I T N E S S E T H

WHEREAS, WVE desires to sell to Purchaser 1000 membership units (the “Membership Units”), representing 100% of the equity ownership WorldVest, LLC (“WVUSA”) a Nevada Limited Liability Company and 100,000 shares of common stock representing 100% equity ownership in FutureVest Manaagement (Shenyang) Co. Ltd. (“FutureVest”) (collectively the Membership Units in WVUSA and the common shares in FutureVest shall be referred to as the “Common Stock”).

WHEREAS, Catalyst desires to purchase from WVE the Membership Units in the WVUSA and the shares of FutureVest subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises made hereunder each to the other and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.              THE SHARES.  Seller agrees to sell Purchaser 1,000 Membership Units of WVUSA and 100,000 shares of FutureVest for a total purchase price of Six Million United States Dollars (USD $6,000,000) (the “Purchase Price”) to be paid upon  execution of this Agreement in the following manner: Catalyst Ventures shall issue a 9% Convertible Debenture with conversion rights into shares of Catalyst Ventures common stock which are convertible at $1.50 per share.  In addition, to the  Convertible Debenture, the Seller will also receive a warrant to purchase 4,000,000 shares of common stock exercisable at $3.00 per share.  (See the form of Debenture and Warrants attached a Exhibit A to this Share Purchase Agreement.

III.                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.  Seller hereby represents, warrants and covenants that:

(i)           it has full power, authority and capacity to sell the  Common Stock to Purchaser in accordance with the terms and provisions of this Agreement and to execute and deliver this Agreement, and this Agreement is the valid and binding obligation of WVE enforceable according to its terms.
(ii)           the Common Stock being sold by Seller are validly issued, fully paid and non-assessable. Upon such transfer/sale, Purchaser shall acquire good and marketable title to such shares of the Common Stock, free and clear of any claim, lien, option, charge, restrictive legend or encumbrance of any nature whatsoever.
(iii)          that WVUSA and FutureVest have ongoing business at the time of the transaction and that Catalyst agrees to assume all operations and continue ongoing operations.
(iv)          that both WVUSA and FutureVest prior to this transaction are wholly owned subsidiaries of WVE which is also the majority shareholder of Catalyst.

V.              ASSIGNABILITY.   Purchaser may not assign its rights or obligations hereunder without the express written consent of the Seller.

VI.             NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall be construed as a waiver of those rights, powers or remedies.  Any such waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

VII.           GOVERNING LAW AND CONSENT TO JURISDICTION.  The terms of this Agreement shall be interpreted in accordance with the laws of the State of California.  Both parties agree to submit to the jurisdiction of the courts of the State of California.

VIII.           AMENDMENT.  This Agreement may not be amended except by the written consent of all the parties to this Agreement.

IX.            ENFORCEMENT OF THE AGREEMENT.  In the event litigation is required to enforce any provisions of this Agreement, the prevailing party will be entitled to reasonable administrative or attorneys’ fees, including those associated with appeals and any post judgment costs of collection.

X.              SEVERABILITY.  If for any reason, any provision of this Agreement is found to be prohibited, unenforceable or not authorized in any jurisdiction, only that provision shall be stricken or modified so that it is in compliance with applicable policy.  The remainder of the Agreement shall remain in full force and be binding upon all parties.

XI.                      TITLES NOT TO AFFECT INTERPRETATION.  The titles of sections or subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the constructions or interpretations hereof.

XII                      CLOSING. This Stock Purchase Agreement is expected to close within 10 days of the date of this agreement.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the date first above written.

FOR SELLER:                                                                                                  FOR PURCHASER:

WorldVest Equity, Inc.                                                                                    Catalyst Ventures Incorporated

__________________________________                                             __________________________________
Garrett K. Krause,  CEO                                                                                   Garrett K. Krause, CEO
pursuant to a Board of Directors and                                                            pursuant to a Board of Directors and
shareholders resolution of                                                                              shareholders resolution of
WorldVest Equity, Inc.                                                                                    Catalyst Ventures Incorporated

CATALYST VENTURES INCORPORATED DBA WORLDVEST

EXHIBIT A

FORM OF DEBENTURE

AND

FORM OF WARRANT

THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CATALYST VENTURES INCORPORATED DBA WORLDVEST, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

9% CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, CATALYST VENTURES INCORPORATED DBA WORLDVEST, a Florida corporation (the “Borrower”), hereby promises to pay WorldVest Equity, Inc. (the “Holder”) or its registered assigns or successors in interest, on order, the sum of  Six Million United States Dollars (USD$ 6,000,000), together with any accrued and unpaid interest hereon, on December 31, 2013 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Subscription Agreement dated as of the date hereof issued by Holder to the Borrower (the “Subscription Agreement”).

The following terms shall apply to this Debenture:

ARTICLE 1

INTEREST

1.1           Interest Rate.  Subject to Section 5.6 hereof, interest payable on this Debenture shall accrue at the rate of nine percent (9%) per annum (the “Interest Rate”) from the date of this Debenture.  Interest shall be (i) calculated on the basis of a 360-day year, and (ii) payable upon any conversion of this Debenture or on the Maturity Date. Interest shall be (i) calculated on the basis of a 360-day year, and (ii) payable upon any conversion of this Debenture or on the Maturity Date.  Interest shall be paid in shares of the Borrower’s common stock based on a price of $1.50 per share.

ARTICLE 2

CONVERSION RIGHTS

2.1 Holder’s Conversion Rights.  The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Debenture, together with interest due thereon, into shares of Borrower’s common stock subject to the terms and conditions set forth in this Article 4. The Holder may exercise such right by delivery to the Borrower of a written notice of conversion not less than one (1) day prior to the date upon which such conversion shall occur.

2.2 Conversion Limitation.  Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Debenture an amount that would be convertible into that number of shares of common stock which would exceed the difference between the number of shares of common stock beneficially owned by such Holder and 4.99% of the outstanding shares of common stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.2 upon seventy-five (75) days’ prior notice to the Borrower or without any notice requirement upon an Event of Default.

2.3 Mechanics of Holder’s Conversion.

(a) In the event that the Holder elects to convert this Debenture into common stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the principal amount and accrued interest being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the principal amount and accrued interest as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit 1.

(b) Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within three (3) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the shares of common stock to the Holder within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the shares of common stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such common stock, unless the Holder provides the Borrower written instructions to the contrary.

2.4 Conversion Mechanics.

(a) The number of shares of common stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal amount and interest to be converted at $1.50 per share (the “Conversion Price”).

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

A. Stock Splits, Combinations and Dividends.  If the shares of common stock are subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock in shares of common stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of common stock outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event.

B. Reservation for Issuance.  During the period the conversion right exists, the Borrower will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Debenture. The Borrower represents that upon issuance, such Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Debenture.

C. Share Issuances.  Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the principal amount issue any shares of common stock or securities convertible into common stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the “Offer Price”) less than the Conversion Price in effect at the time of such issuance, then the Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities.

D. Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the common stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid principal amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the common stock immediately prior to such reclassification or other change.

2.5 Issuance of New Debenture.  Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

ARTICLE 3

EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal and interest then remaining unpaid thereon and all other amounts payable hereunder immediately due and payable (the “Default Payment”). If, with respect to any Event of Default, the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect. The Default Payment shall be applied first to any accrued and unpaid interest due on the Debenture and then to outstanding principal balance of the Debenture.

The occurrence of any of the following events set forth in Sections 5.1 through 5.8, inclusive, is an “Event of Default”:

3.1 Failure to Pay Principal or Interest.  The Borrower fails to pay when due any installment of principal or interest thereon in accordance herewith and such failure shall continue for a period of twenty (20) days following the date upon which any such payment was due.

3.2 Breach of Covenant.  The Borrower breaches any covenant or any other term or condition of this Debenture or the Subscription Agreement in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.

3.3 Breach of Representations and Warranties.  Any representation or warranty made by the Borrower in this Debenture or the Subscription Agreement shall be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

3.4 Receiver or Trustee.  The Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its subsidiaries or any of their respective property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) business days.

3.6 Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its subsidiaries, which proceedings remain undismissed for thirty (30) days.

3.7 Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the common stock shall be in effect for five (5) consecutive trading days or five (5) trading days during a period of ten (10) consecutive trading days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the common stock on another Principal Market within sixty (60) days of such notice. The “Principal Market” for the common stock shall include the Over the Counter Bulletin Board (“OTCBB”), Pink OTC Markets, the NYSE or NYSE Amex, or the NASDAQ, (whichever of the foregoing is at the time the principal trading exchange or market for the common stock, or any securities exchange or other securities market on which the common stock is then listed or traded).

3.8 Failure to Deliver Common Stock or Replacement Debenture.  The Borrower shall fail (i) to timely deliver common stock to the Holder pursuant to and in the form required by this Debenture, if such failure to timely deliver common stock shall not be cured within five (5) business days or (ii) to deliver a replacement Debenture to Holder within seven (7) business days following the required date of such issuance pursuant to this Debenture.

ARTICLE 4

DEFAULT RELATED PROVISIONS

4.1 Payment Grace Period.  Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Borrower shall pay the Holder a default interest rate of one and one half percent (1.5%) per month on all amounts due and owing under the Debenture, which default interest shall be payable upon demand.

4.2 Conversion Privileges.  The conversion privileges set forth in Article 3 shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

4.3 Cumulative Remedies.  The remedies under this Debenture shall be cumulative.

ARTICLE 5

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower and the Holder at their respective addresses provided in the Subscription Agreement or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

5.3 Amendment Provision.  The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

5.4 Assignability.  This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder. This Debenture shall not be assigned by the Borrower without the consent of the Holder.

5.5 Governing Law.  This Debenture shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the State of California. Both parties and the individual signing this Debenture on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Debenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Debenture. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder

5.6 Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7 Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

5.8 Cost of Collection.  If default is made in the payment of this Debenture, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

5.9 Currency.  All references in this Debenture to dollars, unless otherwise specifically indicated, are expressed in currency of the United States of America.

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be signed in its name effective as of this 22nd day of June, 2009.

CATALYST VENTURES INCORPORATED
DBA WORLDVEST

SEAL

                                                                                              ______________________________________
Garrett K. Krause, Executive Chairman / CEO

EXHIBIT 1

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture into shares of CATALYST VENTURES INCORPORATED DBA WORLDVEST Common Stock)

[Name and Address of Holder]

The Undersigned hereby converts $___________________ of the principal and interest due under the 9% Convertible Debenture issued by CATALYST VENTURES INCORPORATED DBA WORLDVEST dated June 18th, 2009, into shares of Common Stock of CATALYST VENTURES INCORPORATED DBA WORLDVEST on and subject to the conditions set forth in Article 3 of such Debenture.

1.           Date of Conversion:

2.           Shares to be delivered:

By: ____________________________________
Name:
Title:

Warrant No. WV- 100	*4,000,000 * Warrants to Purchase Common Stock

CATALYST VENTURES INCORPORATED DBA WORLDVEST

(incorporated under the laws of the State of Florida)

CERTIFICATE FOR WARRANTS TO PURCHASE COMMON STOCK

This Warrant and any shares of Common Stock issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act.  This Warrant and any shares of Common Stock issuable upon exercise hereof may not be offered for sale, sold, or otherwise transferred except pursuant to an exemption from the registration requirements under the Act, the availability of which is to be established to the satisfaction of the Company.

THIS CERTIFIES THAT, for value received WorldVest Equity, Inc. (the “Holder”), as registered owner of the above indicated number of Warrants, is entitled to at any time until 5:00 p.m., Eastern Time (United States of America), two years from the date that the shares issuable upon exercise of this Warrant are registered for resale with the Securities and Exchange Commission (the “Exercise Period”), to subscribe for, purchase, and receive up to Four Million (4,000,000) shares of Common Stock, US$0.001 par value per share, fully paid and nonassessable (the “Common Stock”), of CATALYST VENTURES INCORPORATED DBA WORLDVEST, a Florida corporation (the “Company”), at the price of US $3.00 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of the Common Stock to the Company at the principal office of the Company; provided, however, that if the Company shall change the number of shares of its Common Stock issued and outstanding during the term of this Warrant by dividend, split, reverse split, or recapitalization, a proportionate adjustment shall be made to the number of shares of Common Stock to be issued upon the exercise of this Warrant, and to the Exercise Price herein stated.  In lieu of issuing fractional shares, fractional amounts shall be rounded to the nearest whole share.

Upon exercise of the Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed.  If the subscription rights represented hereby shall not have been exercised by the expiration of the Exercise Period, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the United States Securities Act of 1933, as amended.

The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

By acceptance of this Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder’s own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees to execute and deliver to the Company a subscription agreement containing customary investment intent representations and agrees that this Warrant and any Common Stock issued upon exercise hereof may be legended to prohibit transfer, sale, or other disposition except in the compliance with such investment letter.

IN  WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be sealed with the seal of the Company this 22nd day of June, 2009.

CATALYST VENTURES INCORPORATED
DBA WORLDVEST

S E A L

______________________________________
Garrett K. Krause, Executive Chairman / CEO

EXERCISE FORM

(To be executed by the Holder to exercise the right to purchase common stock evidenced by the within Warrant)

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________ shares of the Common Stock of the Company called for thereby, and hereby makes payment of $______________ (at the rate of US$3.00 per share of the Common Stock) in payment of the Exercise Price pursuant thereto.  Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

Dated:	Name (Printed): Signature: Signature: Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:

Address:

Social Security or Tax Identification Number:

ASSIGNMENT FORM

(To be executed by the registered Holder to effect a transfer of the within Warrants)

FOR VALUE RECEIVED, ______________________________________________, does hereby sell, assign and transfer unto ____________________________________________ the right to purchase _________________shares of Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _________________________ ______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated:	Name (Printed): Signature: Signature: Signature Guaranteed:

********************
NOTICE:  The signature(s) to the Exercise Form or Assignment Form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company, or by a firm having membership on a registered national securities exchange